Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$147,420
Unrealized Gain (Loss) on Market Value of Futures	23,978
Interest Income	2,042
ETF Transaction Fees	350
Total Income (Loss)	$173,790

Expenses
General Partner Management Fees	$1,570
Professional Fees	2,354
Brokerage Commissions	333
Non-interested Directors' Fees and Expenses	22
Prepaid Insurance Expense	102
NYMEX License Fee	39
SEC & FINRA Registration Expense	620
Total Expenses	5,040
Expense Waiver	(3,078)
Net Expenses	$1,962
Net Income (Loss)	$171,828

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/17	$3,132,931
Additions (50,000 Shares)	774,417
Net Income (Loss)	171,828

Net Asset Value End of Month	$4,079,176
Net Asset Value Per Share (250,000 Shares)	$16.32

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612